Exhibit 99.4

Press Contact:	Dave Farmer
508-293-7206
dave.farmer@emc.com

EMC Names Denis Cashman CFO

HOPKINTON, MASS, January 26, 2016 - EMC Corporation (NYSE:EMC) today announced that 28-year EMC financial executive Denis Cashman has been named EMC Chief Financial Officer, effective March 1. Cashman will be responsible for all internal and external financial responsibilities for EMC’s consolidated business. Mr. Cashman will succeed Zane Rowe, who will become Chief Financial Officer of VMware, also effective March 1.

Joe Tucci, EMC Chairman and Chief Executive Officer, commented, “Denis stands among EMC’s most accomplished and highly respected leaders, and it’s my great pleasure to welcome him to his new role as EMC’s CFO. I look forward to Denis’ continued contributions as we embark on an exciting year ahead, including some of the most significant portfolio enhancements in our company’s history.”

Denis Cashman added, “I’m incredibly proud to be part of an exceptional team of people who, together, have accomplished a great deal over my past twenty eight years at EMC. It’s a privilege now to take on the CFO role. I’m honored to continue to lead this world-class global finance team and to partner with the EMC executive management team as we advance our business and work toward combining forces with Dell.”

Mr. Cashman began his professional career with EMC in Ireland in 1988 as the Finance Controller for EMC’s Cork manufacturing facility. Since then, he has held numerous financial positions including European Financial Controller, International Financial Controller, Vice President of International Finance, Corporate Controller, Chief Accounting Officer and Chief Operating Officer of Finance, and most recently Chief Financial Officer for EMC Information Infrastructure and EMC’s Chief Accounting Officer, where he was responsible for worldwide financial operations, including planning and analysis, SEC reporting, tax, treasury, governance and compliance.

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

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EMC is a registered trademark of EMC Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.
This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with the proposed acquisition of EMC by Denali Holding Inc., the parent company of Dell Inc., including, among others, assumptions related to the ability to close the acquisition, the expected closing date and its anticipated costs and benefits; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (v) competitive factors, including but not limited to pricing pressures and new product introductions; (vi) component and product quality and availability; (vii) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (viii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (ix) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (x) the ability to attract and retain highly qualified employees; (xi) insufficient, excess or obsolete inventory; (xii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xiv) our ability to protect our proprietary technology; (xv) war or acts of terrorism; and (xvi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.